Exhibit 99.1

Ooma Reports Third Quarter Fiscal 2017 Financial Results

Palo Alto, California –Tuesday November 29, 2016 - Ooma, Inc. (NYSE: OOMA), a smart communications platform for small businesses and consumers, today released financial results for the fiscal third quarter ended October 31, 2016.

Third Quarter Fiscal 2017 Financial Highlights:

•

Revenue: Total revenue of $27.0 million, up 15% year-over-year. Subscription and services revenue increased 19% year-over-year to $23.2 million, and was 86% of total revenue. Product and other revenue decreased 4% year-over-year to $3.8 million, and was 14% of total revenue.

•

Net Loss: GAAP net loss was $2.8 million, or $0.16 per basic and diluted share, compared to GAAP net loss of $3.5 million, or $0.21 per basic and diluted share, in the third quarter of fiscal 2016. Non-GAAP net loss was $0.3 million, or $0.02 per basic and diluted share, compared to non-GAAP net loss of $2.0 million, or $0.12 per basic and diluted share, in the third quarter of fiscal 2016.

•	Adjusted EBITDA: Adjusted EBITDA was $0.1 million for the third quarter of fiscal 2017 compared to ($1.5) million in the prior year period.

For more information about non-GAAP net loss and Adjusted EBITDA, see the section below titled “Non-GAAP Financial Measures” and the reconciliation provided in this release.

"We are pleased to have achieved record total revenue of $27 million driven by the continued growth of Ooma Office, which grew over 70% year-over-year," said Eric Stang, chief executive officer of Ooma. "We also achieved the important milestone of positive adjusted EBITDA during our third quarter. This week we are pleased to announce the launch of Ooma Internet Security, a new service that protects all devices on the home network utilizing a cloud-based, real-time threat database. Going forward, we plan to continue to invest in new products and services to drive growth and monetize our customer base in new ways."

Recent Business Highlights:

•	Expanded flexibility for Office customers by introducing a new conference phone.
•

Launched Ooma Internet Security powered by Zscaler, featuring a real-time, cloud-based internet security service that protects all devices connected to the home network by blocking viruses, malware and phishing attempts.

•	Announced customizable call blocking features for Ooma home phone service to protect customers and their families from political calls, potential scams and annoyances.
•	Announced global expansion of Talkatone Mobile App in nine countries and now offering Canadian phone numbers.

Business Outlook:

For the fourth quarter fiscal 2017, Ooma expects to report:

•	Total revenue between $27.0 million to $27.5 million.
•	GAAP net loss is expected to be in the range of $3.0 million to $3.5 million, and non-GAAP net loss is expected to be in the range of $0.3 million to $0.7 million.
•

GAAP net loss per share is expected to be in the range of $0.17 to $0.19, and non-GAAP net loss per share in the range of $0.02 to $0.04 based on approximately 18.0 million basic and diluted weighted average common shares outstanding.

For the full fiscal year 2017, Ooma expects to report:

•	Total revenue in the range of $104.0 million to $104.5 million.
•	GAAP net loss is expected to be in the range of $13.1 million to $13.6 million, and non-GAAP net loss in the range of $2.9 million to $3.3 million.
•

GAAP net loss per share is expected to be in the range of $0.74 to $0.77, and non-GAAP net loss per share in the range of $0.16 to $0.19, based on approximately 17.6 million basic and diluted weighted average common shares outstanding.

The following is a reconciliation of GAAP net loss to non-GAAP net loss and GAAP basic and diluted earnings per share to non-GAAP basic and diluted earnings per share guidance for the fiscal fourth quarter and the fiscal year ending January 31, 2017:

Reconciliation of GAAP Net Loss and GAAP Basic and Diluted Net Loss per Share Guidance to

Non-GAAP Net Loss and Non-GAAP Basic and Diluted Net Loss per Share Guidance

(In millions, except per share data)

	Projected range
	Three Months Ending	Fiscal Year Ending
	January 31, 2017	January 31, 2017
	(unaudited)
GAAP Net Loss	($3.0)-($3.5)	($13.1)-($13.6)
Stock-based compensation and related taxes	2.6-2.7	9.8-9.9
Amortization of intangibles	0.1	0.4
Non-GAAP Net Loss	($0.3)-($0.7)	($2.9)-($3.3)

Basic and Diluted Net Loss per Share on a GAAP basis	($0.17)-($0.19)	($0.74)-($0.77)
Stock-based compensation and related taxes	0.14	0.56
Amortization of intangibles	0.01	0.02
Basic and Diluted Net Loss per Share on a Non-GAAP basis	($0.02)-($0.04)	($0.16)-($0.19)
Weighted-average number of shares used in per share amounts:
Basic and diluted	18.0	17.6

Conference Call Information:

Ooma will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today, November 29, 2016. The news release with the financial results will be accessible from the company’s website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (877)-545-1402, using conference code 1331165. International parties can access the call by dialing +1 (719)-325-4779, using conference code 1331165.

The webcast will be accessible on Ooma’s investor relations website at http://investors.ooma.com for a period of one year. A telephonic replay of the conference call will be available through Tuesday, December 6, 2016. To access the replay, parties in the United States and Canada should call +1 (888)-203-1112 and enter conference code 1331165. International parties should call + 1 (719)-457-0820 and enter conference code 1331165.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net loss, non-GAAP net loss per share, non-GAAP gross profit and gross margin, non-GAAP operating loss, and Adjusted EBITDA. Adjusted EBITDA represents the net loss before interest and other income, depreciation and amortization and other non-GAAP expenses.

These non-GAAP financial measures exclude non-cash stock-based compensation expense and related taxes, amortization of intangibles, the change in fair value of our acquisition-related contingent consideration, change in fair value of warrants and write-off of non-cash deferred debt issuance costs.

These non-GAAP financial measures are presented to enhance investors’ understanding of the results of Ooma’s core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma’s core operating performance, and are used by the company’s management for that purpose. Management also believes that these non-GAAP financial measures allow for a better evaluation of the company’s performance by facilitating a meaningful comparison of the company’s core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma’s financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma’s investor relations website in addition to following Ooma’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. In particular, this press release includes forward looking statements regarding continued growth of our subscriber base, the strength and quality of our SaaS platform, our competitive advantage serving small business, home and mobile customers, and improvement in our financial performance. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management’s good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our inability to attract new customers on a cost-effective basis; our inability to retain customers; intense competition; our reliance on retailers and reseller partnerships to sell our products; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; our limited operating history; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including the risk factors contained in our Quarterly Report Form 10-Q for the quarter ended July 31, 2016, filed with the SEC on September 9, 2016. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma

Founded in 2004, Ooma creates new communications experiences for small businesses and consumers. Its smart platform serves as a communications hub, which offers cloud-based telephony and other connected services. Ooma combines PureVoice™ HD call quality and innovative features with mobile applications for reliable anytime, anywhere calling. The company has been ranked the No. 1 home phone service for overall satisfaction and value for five consecutive years by the leading consumer research publication. Ooma is also partnering with connected device makers to create smarter offices and homes. Ooma is available in stores and online from leading retailers. For more information about Ooma, please visit www.ooma.com or follow us on Twitter, LinkedIn or Facebook.

Ooma, PureVoice and the Ooma logo are trademarks of Ooma, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

CONTACT:

Investor Relations:

Cynthia Hiponia or Erin Rheaume

The Blueshirt Group for Ooma, Inc.

ir@ooma.com

(650) 300-1480

Public Relations:

Brian Jaquet

Ooma, Inc.

Brian.Jaquet@ooma.com

(650) 300-2125

OOMA, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	October 31,	January 31,
	2016	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,308	$27,413
Short-term investments	47,054	27,991
Accounts receivable, net	4,866	5,609
Inventories	4,592	5,011
Deferred inventory costs	1,443	2,013
Prepaid expenses and other current assets	2,033	1,318
Total current assets	66,296	69,355

Property and equipment, net	4,212	4,291
Intangible assets, net	620	885
Goodwill	1,117	1,117
Other assets	303	888
Total assets	$72,548	$76,536

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,778	$4,786
Accrued expenses	11,972	13,010
Short-term capital lease	—	632
Deferred revenue	14,899	15,036
Total current liabilities	31,649	33,464

Other liabilities	543	182
Total liabilities	$32,192	33,646

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	115,314	107,679
Accumulated comprehensive income	18	17
Accumulated deficit	(74,978)	(64,808)
Total stockholders' equity	40,356	42,890
Total liabilities and stockholders' equity	$72,548	$76,536

OOMA, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenue:
Subscription and services	23,179	19,470	67,086	52,495
Product and other	3,828	4,006	9,874	11,969
Total revenue	27,007	23,476	76,960	64,464

Cost of revenue:
Subscription and services	7,388	6,715	22,103	18,649
Product and other	4,276	4,277	11,316	12,067
Total cost of revenue	11,664	10,992	33,419	30,716
Gross profit	15,343	12,484	43,541	33,748

Operating expenses:
Sales and marketing	8,302	7,539	24,975	20,247
Research and development	6,244	4,948	17,824	13,329
General and administrative	3,705	3,499	11,105	9,666
Total operating expenses	18,251	15,986	53,904	43,242
Loss from operations:	(2,908)	(3,502)	(10,363)	(9,494)
Other income (expense):
Interest income (expense), net	95	(10)	259	(902)
Change in fair value of warrants	—	—	—	(442)
Other expense, net	(8)	(19)	(13)	(31)
Net loss	$(2,821)	$(3,531)	$(10,117)	$(10,869)

Net loss per share of common stock:
Basic and diluted	$(0.16)	$(0.21)	$(0.58)	$(1.38)
Weighted-average number of shares used in per share amounts:
Basic and diluted	17,648,251	16,703,852	17,337,682	7,875,761

OOMA, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(2,821)	$(3,531)	$(10,117)	$(10,869)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,370	1,436	7,243	2,725
Depreciation and amortization	498	376	1,320	1,046
Amortization of intangibles	83	98	265	295
Write-off of non-cash deferred debt issuance costs	—	—	—	332
Other non-cash (income) expense, net	—	—	(3)	64
Change in fair value of acquisition-related contingent consideration	—	43	—	167
Change in fair value of warrant liability	—	—	—	442
Changes in operating assets and liabilities:
Accounts receivable, net	(388)	(1,324)	743	(1,853)
Inventories	(28)	1,432	419	2,292
Deferred inventory costs	594	(984)	570	(426)
Prepaid expenses and other assets	(316)	(353)	(99)	(531)
Accounts payable and accrued expenses	321	1,216	(766)	4,509
Other liabilities	(25)	(26)	(47)	(88)
Deferred revenue	120	1,571	296	1,199
Net cash provided by (used in) operating activities	408	(46)	(176)	(696)
Cash flows from investing activities:
Purchases of short-term investments	(11,063)	—	(44,178)	—
Proceeds from maturity of short-term investments	9,700	—	20,650	—
Proceeds from sale of short-term investments	1,350	—	4,366	—
Purchases of property and equipment	(116)	(251)	(1,146)	(1,117)
Net cash used in investing activities	(129)	(251)	(20,308)	(1,117)
Cash flows from financing activities:
Proceeds from initial public offering, net	—	(1,545)	—	57,303
Proceeds from Series Beta preferred stock, net	—	—	—	5,000
Repayment of debt and capital leases	—	(163)	(628)	(11,457)
Payment of acquisition related earn-out	—	—	(100)	(475)
Payment of preferred warrant liability	—	—	—	(584)
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,340)	—	(1,340)	—
Proceeds from issuance of common stock related to warrants and employee stock benefit plans	657	117	1,447	178
Net cash (used in) provided by financing activities	(683)	(1,591)	(621)	49,965
Net (decrease) increase in cash and cash equivalents	(404)	(1,888)	(21,105)	48,152
Cash and cash equivalents at beginning of period	6,712	59,173	27,413	9,133
Cash and cash equivalents at end of period	$6,308	$57,285	$6,308	$57,285

OOMA, INC

Reconciliation of Non-GAAP Financial Measures

Impact of Non-GAAP Adjustments on Reported Net Loss

(Amounts in thousands, except percentages and per share data)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenue	$27,007	$23,476	$76,960	$64,464
Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin:
GAAP Gross Profit	$15,343	$12,484	$43,541	$33,748
Stock-based compensation and related taxes	274	138	752	261
Amortization of intangibles	40	41	122	123
Non-GAAP Gross Profit	$15,657	$12,663	$44,415	$34,132

Gross Margin on a GAAP basis	57%	53%	57%	52%
Gross Margin on a Non-GAAP basis	58%	54%	58%	53%

Reconciliation of Operating Loss on a GAAP Basis to Operating Loss on a Non-GAAP Basis:
GAAP Operating Loss	$(2,908)	$(3,502)	$(10,363)	$(9,494)
Stock-based compensation and related taxes	2,447	1,436	7,320	2,725
Amortization of intangibles	83	98	265	295
Change in fair value of acquisition-related contingent consideration	—	43	—	167
Non-GAAP Operating Loss	$(378)	$(1,925)	$(2,778)	$(6,307)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss:
GAAP Net Loss	$(2,821)	$(3,531)	$(10,117)	$(10,869)
Stock-based compensation and related taxes	2,447	1,436	7,320	2,725
Amortization of intangibles	83	98	265	295
Change in fair value of acquisition-related contingent consideration	—	43	—	167
Change in fair value of warrants	—	—	—	442
Write-off of non-cash deferred debt issuance costs	—	—	—	332
Non-GAAP Net Loss	$(291)	$(1,954)	$(2,532)	$(6,908)

Reconciliation of Basic and Diluted Net Loss per Share on a GAAP Basis to Basic and Diluted Net Loss per Share on a Non-GAAP Basis:
Basic and Diluted Net Loss per share on a GAAP Basis	$(0.16)	$(0.21)	$(0.58)	$(1.38)
Stock-based compensation and related taxes	0.14	0.09	0.42	0.35
Amortization of intangibles	—	—	0.02	0.04
Change in fair value of acquisition-related contingent consideration	—	—	—	0.02
Change in fair value of warrants	—	—	—	0.05
Write-off of non-cash deferred debt issuance costs	—	—	—	0.04
Basic and Diluted Net Loss per share on a Non-GAAP Basis	$(0.02)	$(0.12)	$(0.14)	$(0.88)

Reconciliation of Net Loss to Adjusted EBITDA:
Net Loss	$(2,821)	$(3,531)	$(10,117)	$(10,869)
Reconciling items:
Interest and other (income) expense, net	(87)	29	(246)	601
Depreciation and amortization	459	376	1,193	1,046
Amortization of intangibles	83	98	265	295
Stock-based compensation and related taxes	2,447	1,436	7,320	2,725
Change in fair value of acquisition-related contingent consideration	—	43	—	167
Change in fair value of warrants	—	—	—	442
Write-off of non-cash deferred debt issuance costs	—	—	—	332
Adjusted EBITDA	$81	$(1,549)	$(1,585)	$(5,261)